Exhibit 8.1

September 19 , 2012

Atlas Resource Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275

Ladies and Gentlemen:

We have acted as counsel to Atlas Resource Partners, L.P., a Delaware limited partnership (“Atlas”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit.

In connection with our representation of Atlas, we prepared the discussion (the “Discussion”) set forth under the caption “Tax Considerations” contained in the Registration Statement. All statements of legal conclusion contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax considerations and ERISA considerations (except for the representations and statements of fact of Atlas and its general partner, included in the Discussion, as to which we express no opinion).

The foregoing opinion is limited to the U.S. federal income tax matters addressed in the Registration Statement, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein or in the Registration Statement after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD a professional corporation